UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Pre-Effective Amendment No. 2
SEC File No. 333-152830
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEGEND MINING INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	75-3268988
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Legend Mining Inc.
2-46 DeZhennan Rd., Suite 403
Yuesiu District, Guangzhou
Guangdong Province, China
Telephone: 86-13268166474
(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc
2470 Saint Rose Parkway, Suite 304
Henderson, Nevada 89074
Telephone: 702-818-5898
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed  or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	2,850,000	$0.01 per share	$28,500	$3.05

(1)	Based on the last sales price on January 8, 2008
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated September 4 , 2008

PROSPECTUS
Legend Mining Inc.
2,850,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled "Risk Factors" on pages 6-8.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: September 4 , 2008

Table of Contents

		PAGE
Summary		5
Risk Factors		6
-	If we do not obtain additional financing, our business will fail	6
-	Because we have not commenced business operations, we face a high risk of business failure	7
-	Because of the speculative nature of mining operations, there is a substantial risk that our business will fail	7
-	Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
-	We need to continue as a going concern if our business is to succeed	7
-	Because our director owns 61.22% of our outstanding common stock, he could make or control corporate decisions that may be disadvantageous to other minority shareholders	8
-	Because management has no technical experience in mineral exploration our business has a higher risk of failure	8
-	Because our director has other business obligations, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
-	If we do not acquire any interest in the Carman Wilcox property our business will fail	8
-	If a market for our common stock does not develop, shareholders may not be able to sell their common shares	8
-	A purchaser is purchasing a penny stick which limits their ability to sell the stock	8
Forward-Looking Statements		9
Use of Proceeds		9
Determination of Offering Price		9
Dilution		9
Selling Shareholders		9
Plan of Distribution		12
Description of Securities		14
Interests of Named Experts and Council		15
Description of Business		15
Description of Property		20
Legal Proceedings		20
Market for Common Equity and Related Shareholder Issues		20
Financial Statements		21
Management’s Discussion and Analysis		50
Changes in and Disagreements with Accountants		50
Available Information		51
Reports to Security Holders		51
Directors, Executive Officers, Promoters and Control Persons		51
Executive Compensation		52
Security Ownership of Certain Beneficial Owners and Management		53
Certain Relationships and Related Transactions		53
Disclosure of Commission Position of Indemnification for Securities Act Liablities		53

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence operations in the business of mineral property exploration.  To date, we have not conducted any exploration on our sole mineral property, the Carman Wilcox property, located in Saskatchewan, Canada.  We do not own the Carman Wilcox property.  We own an option to purchase (the “Option”) a 100% interest in the mineral claim comprising the Carman Wilcox property.  We purchased this Option from Carman Wilcox of Imperial, Saskatchewan for a cash payment of $7,500 on January 28, 2008.  In order to exercise this option and acquire these claims we need to pay Mr. Carman Wilcox further cash payments totaling $245,000 as follows:

1.	$15,000 on or before March 31, 2009, provided, however, that Mr. Wilcox may, at any time after October 30, 2008, on 48 hours notice, require said payment to be made forthwith;
2.	$25,000 on or before January 28, 2009; and
3.	$205,000 on or before January 28, 2010.

And incur $200,000 in exploration expenditures as follows:

1.	$50,000 on or before June 30, 2009; and
2.	$150,000 on or before September 30, 2009.

Our objective is to conduct mineral exploration activities on the Carman Wilcox property in order to asses whether it posses economic reserves of kimberlite and gold.  We have not yet identified any economic mineralization on the property.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on July 1, 2007 under the laws of the state of Nevada.  Our principal offices are located at 2-46 DeZhennan Rd. Suite 403, Yuesiu District, Guangzhou, Guangdong Province, China.  Our telephone number is 86-13268166474

The Offering:

Securities Being Offered	Up to 2,850,000 shares of common stock.

Offering Price
The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 2,850,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued	7,350,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

	June 30, 2008	March 31, 2008
	(unaudited)	(audited)

Cash	$13,390	$17,467
Total Assets	$13,390	$17,467
Liablities	$500	$1,050
Total Stockholders’ Equity	$12,890	$16,417

Statement of Operations

From Incorporation on
July 1, 2007 to June 30, 2008
( un audited)

Revenue	$0
Net Loss	$(12,110)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, WE WILL NOT BE ABLE TO COMPLETE PLANNED EXPLORATION ON THE CARMAN WILCOX PROPERTY OR GENERATE REVENUE.

Our current operating funds are less than necessary to complete all intended exploration of the Carman Wilcox property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Carman Wilcox property. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of exploration of the Carman Wilcox property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for kimberlite and gold, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Carman Wilcox property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Carman Wilcox property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on July 1, 2007 and, to date, we have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Carman Wilcox property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We cannot provide investors with any assurance that our mineral claims contain economic mineralization or reserves of kimberlite or gold. Exploration for minerals is a speculative venture necessarily involving substantial risk. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, which is likely, we will be unable to generate any revenues from operations and will be unable to successfully complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $12,110. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The Carman Wilcox property does not contain any known bodies of mineralization. We will require additional funds in order to develop the property even if our exploration programs are successful. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further exploration efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will cease business operations.

BECAUSE OUR DIRECTOR OWNS 61.22% OF OUR OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Tao Chen, owns approximately 61.22% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE

Our sole director has no professional training or technical credentials in the field of geology. As a result, he may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Tao Chen, intends to devote 20% of his business time to our affairs. It is possible that the demands on Mr. Chen from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Chen may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

IF WE DO NOT PAY AN ADDITIONAL $245,000 TO CARMAN WILCOX AND INCUR AN ADDITIONAL $200,000 IN EXPLORATION EXPENDITURES ON THE CARMAN WILCOX PROPERTY, WE WILL NOT ACQUIRE ANY INTEREST IN THE PROPERTY AND OUR BUSINESS WILL FAIL.

In order to exercise our Option, we need to pay Carman Wilcox an additional $15,000 by March 31, 2009 (provided however, Mr. Wilcox may at any time after October 30, 2008, on 48 hours notice, require said payment to be made forthwith), a further $25,000 by January 28, 2009, and a further $205,000 by January 28, 2010, and in addition we also need to incur $50,000 in exploration expenses by June 30, 2009, and an additional $150,000 in exploration expenditures by September 30, 2009. If we do not make these payments to Carman Wilcox and, or meet the exploration expenditures required by the option agreement we will not obtain any interest in the Carman Wilcox property.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,850,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Rule 504 of Regulation D of the Securities Act of 1933. The shares include the following:

1.
1,600,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on December 17, 2007; and

2.
1,250,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on January 8, 2008.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares Owned Upon Completion of This Offering
Xin Min Chen #401-22 BeiJiao Road Tai Cheng Town, Tai Shan City Guangdong Province, China	400,000	400,000	Nil	Nil
Fei Qin Ruan Xin Zhai Chun Ruan Zhong Zu Shan Shu Xian, Yin Jiang City Gui Zhou Province, China	400,000	400,000	Nil	Nil
Xian Qiong Fei Yun Feng Chun, Yun Tai Zhen Chang Shou Xian, Chong Qing SiChuan Province, China	400,000	400,000	Nil	Nil
Ju Shen Qi Fu Yuan Chun Wu Zu Nan Hai Town, Song Zi City Hu Bei Province, China	400,000	400,000	Nil	Nil
Jia Liu #107-Flat 22, No 2 Qu, Ba Ling Shi Hua Qin Po, Yun Xi District, Yue Yang City Hu Nan Province, China	50,000	50,000	Nil	Nil
Xia Gao He Pin Chun Zhu Jia Xiang Kou Zu, Mao Chang Town, Zhi Jin City Gui Zhou Province, China	50,000	50,000	Nil	Nil
San Hong Chen Guan Shan Chun Qi Zu, Heng Gou Qiao Town, Xian An District, Xian Ning City Hu Bei Province, China	50,000	50,000	Nil	Nil
Ling Chen No 23 Yan He Road, Pu Ji Town, Jiang Ling District, Jin Sha City Hu Bei Province, China	50,000	50,000	Nil	Nil
Xiao Li Tang Dong Fang Xu Lian Chun, Sha Tang Town, Kai Pin City Guangdong Province, China	50,000	50,000	Nil	Nil
Chun Lin Li Hong Yao Chun Wu Zu, Nan Bei Town, Shi Men City Hu Nan Province, China	50,000	50,000	Nil	Nil
Fang Lan Dong Hou Chuan Gou Chun, An Yuan Town, Gan Gu City Gan Su Province, China	50,000	50,000	Nil	Nil
Dong Xiang Mi Niu Xi Village Er Zu, Tong Xi He Xiang, Xu Pu City Hu Nan Province, China	50,000	50,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares Owned Upon Completion of This Offering
Fang Xiang Yin Ding Zhai Village Qi She, Yun Tan Xiang, Tong Jiang City SiChuan Province, China	50,000	50,000	Nil	Nil
Feng Qun Chen Mei Shan Chun Xin Wu Wan Village Min Zu, Zu Ci Town, Tao Jiang City Hu Nan Province, China	50,000	50,000	Nil	Nil
Chun Hua Yang Niu Xi Village San Zu, Tong Xi He Xiang, Xu Pu City Hu Nan Province, China	50,000	50,000	Nil	Nil
Xiao Mei Yang No. 292 Tu Ba Xiang, Wu Long City SiChuan Province, China	50,000	50,000	Nil	Nil
Li Wang Jiao Ju Wei Hui, Dong Ba Cheng, Shi Zhong District, Guang Yuan City SiChuan Province, China	50,000	50,000	Nil	Nil
Guang Tao Huang Luo Shui Pin Village San Zu, Hua Pin Xiang, Jian Shi City Hu Bei Province, China	50,000	50,000	Nil	Nil
De Qiong Zhang Wu Ling Village Ba Zu, Tong Xian Town, An Yue City SiChuan Province, China	50,000	50,000	Nil	Nil
Jian Qin Xiao Chai Pin Chun Liu Zu, Wei Xin Town, Yun Lian City SiChuan Province, China	50,000	50,000	Nil	Nil
Yi Ling Chen No 1-80 Gao Guan Chun, Shang Chuan Town, Tai Shan City Guangdong Province, China	50,000	50,000	Nil	Nil
Ai Lin Long Hu Yan Chun, Shui Dong Di Town, Lian Yuan City Hu Nan Province, China	50,000	50,000	Nil	Nil
Yang Liu No 28 Di Yi Chun Min Xiao Zu, Xin Tian Village, Shang Mei Town, Xin Hua City Hu Nan Province, China	50,000	50,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to Be Offered for Selling Shareholders Account	Total Shares to Be Owned Upon Completion of This Offering	Percentage of Shares Owned Upon Completion of This Offering
Yan Yang He Jia Pu Chun Qi Zu, An Chang Xiang, An Xiang City Hu Nan Province, China	50,000	50,000	Nil	Nil
De Hui Zeng Yuan Jing Yan Chun Qi Zu, Xin Nin Town, Kai Jiang City SiChuan Province, China	50,000	50,000	Nil	Nil
Pei Ying Ou Zhu Shan Cun Wei Li Ba Cun, Yuan Tou Town, Pin Le City Guang Xi Province, China	50,000	50,000	Nil	Nil
Xiao Hong Huang Li Jia Zu 009, Zhou Tou Village, Ku Teng Pu Xiang, Yuan Ling City Hu Nan Province, China	50,000	50,000	Nil	Nil
Xiao Hua Lin No 10 Mu Pin Cun, He Min Cun Wei Hui, Shi Wang Town, Yang Chun City Guangdong Province, China	50,000	50,000	Nil	Nil
Jun Zhang No 58 Qou Ba Road, Ba Zhou Town, Ba Zhou District, Ba Zhong City SiChuan Province, China	50,000	50,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 7,350,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
*	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
*	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
*	contains a toll-free telephone number for inquiries on disciplinary actions;
*	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
*	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

*	bid and offer quotations for the penny stock;
*	the compensation of the broker-dealer and its salesperson in the transaction;
*	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
*	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at par value of $0.001 per share.

Common Stock

As of September 4 , 2008, there were 7,350,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Marquis & Aurbach, Attorneys At Law, of 10001 Park Run Drive, Las Vegas, Nevada,  have provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Moore and Associates, Chartered Accountants to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

The following terms in this section have the meanings indicated:

Aeromagnetic: relating to or denoting the measurement of the earth's magnetic field using airborne instruments.

Archean:  approximately 2.5 to 3.5 billion years old

Claims:   means a portion of mining ground held under the Canadian Provincial laws, by a company, by virtue of a specific location and recorded with the Canadian Provincial Government as to the rights to explore the mineral thereon.

Continental scale feature:  a geological feature occurring across an entire continent.

Cretaceous Lower Colorado Shales:  soft, finely stratified sedimentary rock that formed from consolidated mud or clay and can be split easily into fragile slabs.  Formed during the Cretaceous period which lasted from about 146 million to 65 million years ago.

Crustal suture:  a line of junction formed by two crustal plates that have collided.

Domain:  a distinguished territory of physical space where something exists.

Economic feasibility:  refers to a formal evaluation completed by an engineer or geologist which confirms that the property can be successfully operated as a mine.

Geophysical:  quantitative properties of the Earth determined through physical methods, especially seismic, electromagnetic, and radiological methods.

Glacial sediments:  loose, unconsolidated deposit of material left over from a glacier.

Granite Gneiss:  metamorphosed igneous rock that is usually medium to coarse foliated and largely recrystalised.

Granite intrusive:  granite rock formed and solidified below ground.

Gravity data:  data showing the relative high and low gravitational pulls within an area.

Ground magnetic surveys:  surveys performed from the ground designed to measure the strength and character of Earth’s magnetic field.

Igneous:  rock having solidified from lava or magma

Jurrasic:  approximately 145 to 200 million years old.

Kimberlite:  a type of igneous rock best known for sometimes containing diamonds.

Late Crataceous:  approximately 65 million years ago

Legal feasibility:  refers to a formal survey of the claims boundaries to ensure that all discovered mineralization is contained within these boundaries.

Magnetic:  the property of having magnetism, defined as a physical phenomenon produced by the motion of electric charge, resulting in attractive and repulsive forces between objects.

Magnetic high:  an area of high magnetic frequency.

Metamorphic: denoting rock that has undergone transformation by heat, pressure, or other natural agencies.

Metavolcanic belt:  a zone of metamorphic rock created first by a volcano, either as lava or tephra, then buried under subsequent rock and recrystalised.

Mineral deposit:  is used to designate a natural occurrence of a useful mineral, or an ore, in sufficient extent and degree of concentration to invite exploration.

Ordovician limestone:  a hard sedimentary rock formed during the Ordovician period, which lasted from about 510 million to 439 million years ago. It saw the diversification of many invertebrate groups and the appearance of the first vertebrates (jawless fish).

Percussion drilling:  percussion drilling minimizes contamination of the soil and simplifies the extraction of any samples taken.

Phanerozoic sediments: loose, unconsolidated deposit of material left over from the Phanerozoic period, which began about 570 million years ago and covers the period in which rocks contain evidence of abundant life in the form of macroscopic mineralized fossils.

Pleistocene glacial deposits:  glacial deposits from the Pleistocene period which lasted from 1,640,000 to about 10,000 years ago.

Sampling:   involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered are sent to a laboratory where they are crushed and analyzed for metal content.

We intend to commence operations as an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral property interest, the Carman Wilcox property. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Carmarn Wilcox property is determined.

We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own an option to purchase 100% interest of the Carman Wilcox property.

Our plan of operation is to conduct exploration work on the Carman Wilcox property in order to ascertain whether it possesses economic quantities of kimberlite or gold. There can be no assurance that economic mineral deposits or reserves, exist on the Carman Wilcox property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.

We have not yet commenced the initial phase of exploration on the Carman Wilcox property. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Even if we complete the currently recommended exploration programs on the Carman Wilcox property and they are successful, we will need to spend substantial additional funds on further drilling and engineering studies before we will ever know if there is a commercially viable mineral deposit, a reserve, on the property.

The Carman Wilcox property is without known reserves. Our proposed programs are exploratory in nature.

Title to the Carman Wilcox Property

On January 28, 2008, we entered into an agreement, with Carman Wilcox of Imperial, Saskatchewan, wherein he granted us the sole and exclusive option to acquire a 100% interest in the Carman Wilcox property, which is located in Sections 4 and 9 of Township 52 and Range 15W2M, Saskatchewan. This agreement was subsequently amended on August 20, 2008. We purchased this Option from Mr. Wilcox for a cash payment of $7,500. In order to exercise this option and acquire these claims we need to pay Mr. Carman Wilcox further cash payments totaling $245,000 as follows;

1.  $15,000 on or before March 31, 2009, provided however, Mr. Wilcox may at any time after October 31, 2008, on 48 hours notice, require said payment to be made forthwith;
2.  $25,000 on or before January 28, 2009; and
3.  $205,000 on or before January 28, 2010.

and incur $200,000 in exploration expenditures as follows:

1.  $50,000 on or before June 30, 2009; and
2.  $150,000 on or before September 30, 2009.

If we fail to make the additional payments above-noted, or if we fail to make the required exploration expenditures, our option to acquire the 100% interest in the property will terminate and we will not own any interest in the property.

Mr. Wilcox holds title to the Carman Wilcox claims. Our option agreement with him requires that he transfer the claims to us if we successfully exercise the option. Mr. Wilcox is at arm’s length to us and has no relationship to us other than as the owner of the Carman Wilcox property.

Geological Report

We have obtained a geological report on the Carman Wilcox property that was prepared by George C. Sharpe.  Mr. Sharpe is a graduate of the Geological Technology Program at the Sault College of Arts and Technology, Faculty of Science, Sualt Ste Marie, Ontario, Canada.  The geological report summarizes details concerning the Carman Wilcox property and makes a recommendation for further exploration work.

Location and Access

The Carman Wilcox property is located in the Prince Albert district, within the province of Saskatchewan. The northeast corner of the claim is located approximately 35 kilometers northeast of the City of Prince Albert.

The boundaries are clearly marked by four wooden posts with aluminum tags attached and scribed with claim name and corner description.

This claim block is readily accessible by all-weather road, and Highway 55 from Prince Albert, Saskatchewan provides paced, all-weather road access within 3km of both locations.  These local roads are maintained year-round by the rural municipalities and the Saskatchewan Department of Highways and Transportation.  Local accommodation is available in nearby Prince Albert or at Nipawin, at a number of hotels and motels.  Prince Albert is serviced by weekday air service provided by Transwest Air and Saskatchewan Express Airways.  The Saskatchewan Transportation Company (STC) provides daily passenger bus and package express service to both Nipawin and Prince Albert.

Climate and Physiography

Both the climate and physiography of the Carman Wilcox property are very typical of the Canadian Prairie Parkland. Average annual precipitation ranges from 25 to 32 inches per annum, with winter conditions existing from early November to mid April.  Winter lows can be from -25 C to -40 C, often with high wind chills and summertime highs typically range from 25 C to 32 C, with strong thunderstorms and cloudbursts a frequent possibility from early June to mid August. Due to the severe weather climate from late fall lasting to early spring the property will not be accessible and as a result no operations will take place during that period.

Regional Geology

The Glennie Lake Domain, is an Archean age domain that extends in a south-southwesterly direction from the La Ronge area to the north that passes under the Fort a la Corne area and the area covered by these claims.  The Glennie Lake Domain is characterized by an assemblage of narrow metavolcanic belts separated by granite gneiss and granite intrusive bodies.

A long, north by south trending linear magnetic high is caused by a sub-economic grade iron formation near Choiceland, Saskatchewan, to the west of the property.  Several oval shaped and circular magnetic highs occur throughout this area and a few of these have been identified as being kimberlite.  A continental scale feature, known as the Shaunavon Linear Trend extends from the Cypress Hills area in southwest Saskatchewan to the Fort a la Corne area and beyond.  This linear is identifiable by a linear trend visible in the aeromagnetic and gravity data.  This trend represents a crustal suture which has provided the conduit for the eruption of the kimberlitic bodies during Jurassic times.  The claim registered in the name of Carman Wilcox is in the area of the northeast portion of this regional suture feature.  Overlying the Archean rocks of the Glennie Lake Domain are 600 meters of Phanerozoic sediments ranging in age from Ordovician limestone to Cretaceous Lower Colorado shales, overlain by 150 meters of Pleistocene glacial deposits in the claims area.  The kimberlites of the region can be classes as two types.  There are the classic pipe shaped bodies representing the actual kimberlite eruptive centre and the large sill-like layers that are the preserved volcanic outflows of kimberlite that are usually eroded shortly after the eruption.  These were water laid and covered up by sedimentation before the seas receded. In the case of this area, though this deposition of seafloor sediments during late Cretaceous time has covered up and preserved much of the flat lying outflow deposits of kimberlite.

Property Geology

Within the area of this two claim block there are extensive, flat lying unconsolidated glacial sediments with the estimated depth to bedrock being in the order of 150 to 165 meters.  In the area of both claims the bedrock at the base of the glacial cover is Lower Colorado Shale.  No geophysical indication of kimberlite bodies is indicated on the maps; however it is known that some of the kimberlites of this region do not exhibit obvious geophysical signatures.

History

The first indication of Saskatchewan’s diamond potential came about in 1958, when Max Pellack found two diamonds near the City of Prince Albert.  This precipitated a staking rush which resulted in the staking of 500 claims, but as no one else located diamonds at that time, this initial discovery became discredited and most of the claims were allowed to lapse.  The Canadian arm of DeBeers Consolidated Diamond Mines, Monopros, did quietly keep up a passing interest in this location, but no more was heard of “diamonds near Prince Albert” until 1988 when field crews from Uranerz Exploration and Mining announced the finding of a diamond bearing kimberlite northeast of Prince Albert.  From this point on, activity accelerated at a rapid pace and other companies such as Monopros, Rhonda Mining, Cameco and Shore Gold expended several million dollars on airborne and ground geological surveys, drilling and bulk sampling.  From 1991 to 1998, the kimberlite fields of Fort a La Corne, Smeaton and other locations nearby were discovered.  Shortly after the turn of the 21st Century, Shore Gold became the main operator in this area.  The Shore Gold Property is currently in the pre-feasibility stage, and over 49 satellite kimberlitic bodies remain to be evaluated in the Fort a la Corne region.  The current explorers in this region still continue the search for new kimberlitic bodies, expanding the search to the east and north from the current known kimberlite occurrences.

Local Exploration

Examination of non-confidential assessment files at the Regina office of Saskatchewan Industry and Resources has identified airborne magnetic and ground magnetic surveys that cover the area of these two claims and adjacent areas to the south and west.  The most pertinent and useful information was a series of airborne maps and percussion drilling results from programs conducted during the mid 1990’s for Rhonda Mining, New Nadina Explorations Ltd., and Kettle River Resources Ltd.  The most promising target near the Hamlet of Garrick on Highway 55, identified by the aeromagnetic survey, was drill tested with negative results, however no viable explanation could be made for the cause of this anomaly at the time of this work, so its cause remains unknown at present.

Adjacent Properties

The staked claims adjoining to the south of the Carman Wilcox properties are extensive land holdings in the name of Shore Gold.  Other companies with mineral claims in this area include: Rhonda Mining, 555 Ventures, and Great Plains Diamonds Inc., which has two isolated ¼ section sized claims to the north.  It is known that ongoing exploration programs are currently in progress on much of these holdings, in particular the Shore Gold claims.

Interpretation and Conclusions

Based on the information available to Mr. Sharpe, and communication with others experienced in exploring this area, in the opinion of Mr. Sharpe there does not appear to be any obvious kimberlite targets on or immediately adjacent to the two claim blocks, however he opines that the proximity of the large crustal suture that hosts numerous known kimberlites may be of significant potential.  The potential of these claims is mainly related to the prolific number of kimberlites in nearby areas and the lack of detailed prior exploration on these claims.  The area directly underneath the claims is an elongated oval shaped magnetic low that may also be of some interest.

Recommendations

Based on his review of geological information relating to the Carman Wilcox property, Mr. Sharpe recommends an initial exploration program on the property consisting of a sampling program from the stream beds for any heavy mineral concentrations to test for gold and kimberlitic indicator metals.  The following is a proposed budget for this Phase I work:

ITEM	COST	UNITS	TOTAL
Geologist on site	$500 per day	4 days	$2,000.00
Transportation	$300 per trip	1 round trip	$300.00
Field supplies	$200	1	$200.00
Backhoe and operator	$1,000 per day	1 day	$1,000.00
Meals and lodging	$150 per person for 2 days	2 people	$300.00
Stationary	$100	1	$100.00
Total			$3900.00
GST			$190.00
Contingencies	Add 15%		$600.00
		GRAND TOTAL	APPROX $5000.00

Compliance with Government Regulations

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of Saskatchewan specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;
-	Dust generation will have to be minimal or otherwise re- mediated;
-	Dumping of material on the surface will have to be re- contoured and re-vegetated;
-	An assessment of all material to be left on the surface will need to be environmentally benign;
-	Ground water will have to be monitored for any potential contaminants;
-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re- mediated; and
-	There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our one director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Description of Property

We own an exclusive option to acquire a 100% interest in the mineral claims comprising the Carman Wilcox property.  We do not own or lease any property other than the Carman Wilcox property.

Legal Proceedings

We are currently not party to any legal proceedings.  Our address for service of process in Nevada is 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 30 registered shareholders.

Rule 144 Shares

A total of 4,500,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 73,500 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,500,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from July 1, 2007 (inception) to March 31, 2008 including:

	a.	Balance Sheets;
	b.	Statements of Operations;
	c.	Statements of Cash Flows;
	d.	Notes to Financial Statements

3.	Report of Independent Registered Public Accounting Firm;

4.	Unaudited financial statements for the period from July 1, 2007 (inception) to June 30, 2008 including:

	a.	Balance Sheets;
	b.	Statements of Operations;
	c.	Statements of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

Legend Mining Inc.

(An Exploration Stage Company)

Financial Statements

March 31, 2008

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
                   PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Legend Mining Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Legend Mining Inc. (An Exploration Stage Company) as of March 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on July 1, 2007 through March 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legend Mining Inc. (An Exploration Stage Company) as of March 31, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on July 1, 2007 through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of $8,583, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
May 19, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

LEGEND MINING INC.
(An Exploration Stage Company)
Balance Sheet

Assets
March 31,
2008
(Audited)
Current Assets
Cash	$17,467
Total Assets	$17,467

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$1,050
Loans from shareholders	-
Total Current Liabilities	1,050

Stockholders' Equity
Capital stock
Authorized: 100,000,000 common shares with a par value of $0.001
Issued and outstanding:
7,350,000 common shares	7,350
Additional paid-in-capital	17,650
Deficit accumulated during the exploration stage	(8,583)
Total stockholders' equity	16,417
Total liabilities and stockholders' equity	$17,467

Nature and continuance of operations (Note 1)

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statement of Operations

From July 1, 2007 (Inception) to March 31, 2008

Bank charges and interest	$33
Filing and transfer agent fees	-
Mineral properties	7,500
Office expenses	-
Professional fees	1,050
Loss before income taxes	$8,583
Provision for income taxes	-
Net loss	$8,583

Loss per share - Basic and diluted	$(0.00)
Weighted Average Number of Common Shares Outstanding	2,974,630

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statement of Stockholders' Equity

	Number of Common Shares	Par Value	Additional Paid-in- Capital	Total Capital Stock	Deficit accumulated During the exploration stage	Total

Balance, July 1, 2007	-	$-	$-	$-	$-	$-
November 28, 2007
Subscribed for cash at $0.001	4,500,000	4,500	-	4,500	-	4,500
December 18, 2007					-
Subscribed for cash at $0.005	1,600,000	1,600	6,400	8,000	-	8,000
January 18, 2008					-
Subscribed for cash at $0.01	1,250,000	1,250	11,250	12,500		12,500
Net loss					(8,583)	(8,583)
Balance, March 31, 2008	7,350,000	$7,350	$17,650	$25,000	$(8,583)	$16,417

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statement of Cash Flows

From July 1, 2007 (Inception) to March 31, 2008

Operating activities
Net loss	$(8,583)
Adjustments to reconcile net loss to net cash
Accounts payable and accrued liabilities	1,050
Net cash used in operations	(7,533)

Financing activities
Loans from related party
Shares subscribed for cash	25,000
Net cash provided by financing activities	25,000

Net increase (decrease) in cash	17,467

Cash beginning	-
Cash (overdraft) ending	$17,467

Supplemental cash flow information:

Cash paid for:
Interest	-
Taxes	-

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2008

1.  NATURE AND CONTINUANCE OF OPERATIONS

LEGEND MINING INC. (the “Company”) was incorporated under the laws of State of Nevada, U.S. on July 1, 2007, with an authorized capital of 100,000,000 common shares with a par value of $0.001.  The Company's year end is the end of March.  The Company is in the exploration stage of its resource business.  During the period from July 1, 2007 (inception) to March 31, 2008, the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of Saskatchewan, Canada.  The Company has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $8,583 as at March 31, 2008 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Exploration Stage Company

The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

Mineral Interests

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified.  To date the Company has not established any proven or probable reserves on its mineral properties.  The Company has adopted the provisions of SFAS No. 143 “Accounting for Asset Retirement Obligations” which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at March 31, 2008, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Advertising Costs

The Company expenses advertising costs as incurred. No advertising expense was charged to operations for the period from inception on July 1, 2007 through March 31, 2008.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At March 31, 2008, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”, which replaced SFAS No. 123, “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees”. In January 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment”, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended October 31, 2006. The Company did not record any compensation expense for the period ended January 31, 2007 because there were no stock options outstanding prior to the adoption or at March 31, 2008.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September 2006, the SEC issued SAB No. 108, "Considering the Effects of Prior Year  Misstatements when Quantifying Misstatements  in  Current  Year Financial Statements."  SAB  No.  108  addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year   financial   statements.  SAB  No.  108  requires  companies to  quantify misstatements using  a  balance  sheet  and  income  statement approach  and to evaluate  whether  either  approach  results  in  quantifying an  error that is material in light of relevant quantitative and qualitative factors.  SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 had no material effect on the Company's financial statements.

In  September  2006,  the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair  value, establishes a framework for measuring fair value in generally accepted accounting  principles (GAAP),  expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for  some

Entities, the  application  of SFAS No. 157 will change current practice. SFAS No. 157  is effective for financial  statements  issued  for  fiscal  years beginning after November  15,  2007,  which  for the Company would be the fiscal year  beginning March 1, 2008. The Company is  currently  evaluating the impact of SFAS No. 157 but  does  not  expect that  it will have a material impact  on  its  financial statements.

In September 2006, the FASB issued  SFAS  No. 158,  "Employers' Accounting for Defined  Benefit  Pension  and  Other  Post-retirement  Plans." This  Statement requires  an employer to recognize the over funded or under funded status of  a defined benefit  post  retirement plan (other than a multi-employer plan) as an asset or liability in its statement  of financial position,  and  to recognize changes  in  that  funded status in the year in which the changes occur through comprehensive income.  SFAS  No. 158 is effective for fiscal years ending after December 15, 2006. The implementation of SFAS No. 158 had no material impact on the Company's financial position and results of operations.

In February 2007, the FASB issued SFAS No.  159,  "The  Fair  Value Option  for Financial Assets and Financial Liabilities". This statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains  and  losses on items for which the fair value option has been elected are reported in earnings.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SFAS  No.  159  is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

On December 4, 2007 the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51. SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains it controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest.

SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. We do not expect the adoption of SFAS 160 will have an effect on our consolidated financial statements.

On December 4, 2007 the FASB issued FASB Statement No. 141 (Revised 2007) (FAS

141(R)), Business Combinations. FAS 141(R) will significantly change the accounting for business combinations. Under Statement 141(R) and acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. FAS 141(R) will change the accounting treatment for certain specific item, including:

-Acquisition costs will be generally expensed as incurred;

-Noncontrolling interests (formerly known as "minority interests" will be valued at fair value at the acquisition date;

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

-Acquired contingent liabilities will recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount of the amount determined under existing guidance for non-acquired contingencies;

-In process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

-Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

-Charges in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

FAS 141(R) also includes a substantial number of new disclosure requirements. The statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. We do not expect the adoption of FAS141(R) to have and effect on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity's liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, will be adopted by the Company beginning in the first quarter of 2009. The Company does not expect there to be any significant impact of adopting SFAS 161 on its financial position, cash flows and results of operations.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements
March 31, 2008

3.  MINERAL INTERESTS

On January 28, 2008, the Company entered into a mineral property option Agreement.  The Company was granted the sole and exclusive right to acquire up to a 100% undivided interest in mineral claim located in the Township 52, Range 15, W2M, Sections 4 and 9, in the Province of Saskatchewan, with tenure number S-14260.  The Company shall pay $7,500 on the Agreement date (paid), shall pay $15,000 on or before September 30, 2008, and $25,000 on or before the second anniversary of this Agreement, shall pay $205,000 on or before the third anniversary of this Agreement, and shall incur $50,000 in Expenditures on the Property by September 30, 2008 and $150,000 by September 30, 2009, for a total of $200,000.

The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.

4.  COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the period from July 1, 2007 (inception) to March 31, 2008, the Company issued 7,350,000 shares of common stock for total cash proceeds of $25,000. At March 31, 2008 there were no outstanding stock options or warrants.

5.  INCOME TAXES

As of March 31, 2008, the Company had net operating loss carry forwards of approximately $7,533 that may be available to reduce future years' taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Legend Mining Inc.

(An Exploration Stage Company)

Financial Statements

June 30, 2008

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
                   PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Legend Mining Inc.
(An Exploration Stage Company)

We have reviewed the accompanying balance sheet(s) of Legend Mining Inc. as of June 30, 2008, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the three-month period ended June 30, 2008 and from inception July 1, 2007 through March 31, 2008 and from inception July 1, 2007 through June 30, 2008. These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Legend Mining Inc. as of March 31, 2008, and the related statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated May 19, 2008, we expressed an opinion with a going concern paragraph on those financial statements.  In our opinion, the information set forth in the accompanying balance sheet as of March 31, 2008 is fairly stated, in all material respects, in relations to the balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, Nevada
August 22, 2008

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702) 253-7501

LEGEND MINING INC.
(An Exploration Stage Company)
Balance Sheet (Unaudited)

Assets
	June 30,	March 31,
	2008	2008

Current Assets
Cash	$13,390	17,467
Total Assets	$13,390	17,467

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$500	1,050
Loans from shareholders	-	-
Total Current Liabilities	500	1,050

Stockholders' Equity
Capital stock
Authorized: 100,000,000 common shares with a par value of $0.001
Issued and outstanding:
7,350,000 common shares	7,350	7,350
Additional paid-in-capital	17,650	17,650
Deficit accumulated during the exploration stage	(12,110)	(8,583)
Total stockholders' equity	12,890	16,417
Total liabilities and stockholders' equity	$13,390	17,467

Nature and continuance of operations (Note 1)

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statement of Operations (Unaudited)

	For three months ended June 30, 2008	From July 1, 2007 (Inception) to June 30, 2008	From July 1, 2007 (Inception) to March 31, 2008

Bank charges and interest	$27	$60	$33
Filing and transfer agent fees	-	-	-
Mineral properties	-	7,500	7,500
Office expenses	-	-	-
Professional fees	3,500	4,550	1,050
Loss before income taxes	$3,527	$12,110	$8,583
Provision for income taxes	-	-	-
Net loss	$3,527	$12,110	$8,583

Loss per share - Basic and diluted	$(0.00)	$(0.00)	$(0.00)
Weighted Average Number of Common Shares Outstanding	7,350,000	7,350,000	2,974,630

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statement of Stockholders' Equity (Unaudited)

	Number of Common Shares	Par Value	Additional Paid-in- Capital	Total Capital Stock	Deficit accumulated During the exploration stage	Total

Balance, July 1, 2007	-	$-	$-	$-	$-	$-
November 28, 2007
Subscribed for cash at $0.001	4,500,000	4,500	-	4,500	-	4,500
December 18, 2007					-
Subscribed for cash at $0.005	1,600,000	1,600	6,400	8,000	-	8,000
January 18, 2008					-
Subscribed for cash at $0.01	1,250,000	1,250	11,250	12,500		12,500
Net loss					(8,583)	(8,583)
Balance, March 31, 2008	7,350,000	$7,350	$17,650	$25,000	$(8,583)	$16,417
Net loss					(3,527)	(3,527)
Balance, June 30, 2008	7,350,000	$7,350	$17,650	$25,000	$(12,110)	$12,890

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Statement of Cash Flows (Unaudited)

	For three months ended June 30, 2008	From July 1, 2007 (Inception) to June 30, 2008	From July 1, 2007 (Inception) to March 31, 2008

Operating activities
Net loss	$(3,527)	$(12,110)	$(8,583)
Adjustments to reconcile net loss to net cash
Accounts payable and accrued liabilities	(550)	500	1,050
Net cash used in operations	(4,077)	(11,610)	(7,533)

Financing activities
Loans from related party
Shares subscribed for cash		25,000	25,000
Net cash provided by financing activities		25,000	25,000

Net increase (decrease) in cash	(4,077)	13,390	17,467

Cash beginning	17,467	-	-
Cash (overdraft) ending	$13,390	$13,390	$17,467

Supplemental cash flow information:

Cash paid for:
Interest	-	-	-
Taxes	-	-	-

The Accompanying Notes are an Integral Part of These Financial Statements

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements (Unaudited)
June 30, 2008

1.  NATURE AND CONTINUANCE OF OPERATIONS

LEGEND MINING INC. (the “Company”) was incorporated under the laws of State of Nevada, U.S. on July 1, 2007, with an authorized capital of 75,000,000 common shares with a par value of $0.001.  The Company's year end is the end of March.  The Company is in the exploration stage of its resource business.  During the period from July 1, 2007 (inception) to June 30, 2008, the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of Saskatchewan, Canada.  The Company has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $12,110 as at June 30, 2008 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Exploration Stage Company

The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

Mineral Interests

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified.  To date the Company has not established any proven or probable reserves on its mineral properties.  The Company has adopted the provisions of SFAS No. 143 “Accounting for Asset Retirement Obligations” which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at June 30, 2008, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements (Unaudited)
June 30, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Advertising Costs

The Company expenses advertising costs as incurred. No advertising expense was charged to operations for the period from inception on July 1, 2007 through March 31, 2008, and the three months ended June 30, 2008.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.  Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At June 30, 2008, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements (Unaudited)
June 30, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Stock-based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”, which replaced SFAS No. 123, “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees”. In January 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107, “Share-Based Payment”, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended October 31, 2006. The Company did not record any compensation expense for the period ended January 31, 2007 because there were no stock options outstanding prior to the adoption or at June 30, 2008.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements (Unaudited)
June 30, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued SAB No. 108, "Considering the Effects of Prior Year  Misstatements when Quantifying Misstatements  in  Current  Year Financial Statements."  SAB  No.  108  addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year   financial   statements.  SAB  No.  108  requires  companies to  quantify misstatements using  a  balance  sheet  and  income  statement approach  and to evaluate  whether  either  approach  results  in  quantifying an  error that is material in light of relevant quantitative and qualitative factors.  SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 had no material effect on the Company's financial statements.

In  September  2006,  the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair  value, establishes a framework for measuring fair value in generally accepted accounting  principles (GAAP),  expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for  some

Entities, the  application  of SFAS No. 157 will change current practice. SFAS No. 157  is effective for financial  statements  issued  for  fiscal  years beginning after November  15,  2007,  which  for the Company would be the fiscal year  beginning March 1, 2008. The Company is  currently  evaluating the impact of SFAS No. 157 but  does  not  expect that  it will have a material impact  on  its  financial statements.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements (Unaudited)
June 30, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September 2006, the FASB issued  SFAS  No. 158,  "Employers' Accounting for Defined  Benefit  Pension  and  Other  Post-retirement  Plans." This  Statement requires  an employer to recognize the over funded or under funded status of  a defined benefit  post  retirement plan (other than a multi-employer plan) as an asset or liability in its statement  of financial position,  and  to recognize changes  in  that  funded status in the year in which the changes occur through comprehensive income.  SFAS  No. 158 is effective for fiscal years ending after December 15, 2006. The implementation of SFAS No. 158 had no material impact on the Company's financial position and results of operations.

In February 2007, the FASB issued SFAS No.  159,  "The  Fair  Value Option  for Financial Assets and Financial Liabilities". This statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains  and  losses on items for which the fair value option has been elected are reported in earnings.

SFAS  No.  159  is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

On December 4, 2007 the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51. SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains it controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest.

SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. We do not expect the adoption of SFAS 160 will have an effect on our consolidated financial statements.

On December 4, 2007 the FASB issued FASB Statement No. 141 (Revised 2007) (FAS

141(R)), Business Combinations. FAS 141(R) will significantly change the accounting for business combinations. Under Statement 141(R) and acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. FAS 141(R) will change the accounting treatment for certain specific item, including:

-Acquisition costs will be generally expensed as incurred;

-Noncontrolling interests (formerly known as "minority interests" will be valued at fair value at the acquisition date;

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements (Unaudited)
June 30, 2008

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

-Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount of the amount determined under existing guidance for non-acquired contingencies;

-In process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

-Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

-Charges in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

FAS 141(R) also includes a substantial number of new disclosure requirements. The statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. We do not expect the adoption of FAS141(R) to have and effect on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity's liquidity by requiring disclosure of derivative features that are credit risk-related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, will be adopted by the Company beginning in the first quarter of 2009. The Company does not expect there to be any significant impact of adopting SFAS 161 on its financial position, cash flows and results of operations.

3.  MINERAL INTERESTS

On January 28, 2008, the Company entered into a mineral property option Agreement.  The Company was granted the sole and exclusive right to acquire up to a 100% undivided interest in mineral claim located in the Township 52, Range 15, W2M, Sections 4 and 9, in the Province of Saskatchewan, with tenure number S-14260.  The Company shall pay $7,500 on the Agreement date (paid), shall pay $15,000 on or before September 30, 2008 (subsequently amended to March 31, 2009 (See Note 6)), and $25,000 on or before the second anniversary of this Agreement, shall pay $205,000 on or before the third anniversary of this Agreement, and shall incur $50,000 in Expenditures on the Property by September 30, 2008 (subsequently amended to June 30, 2009 (See Note 6)) and $150,000 by September 30, 2009, for a total of $200,000.

The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.

LEGEND MINING INC.
(An Exploration Stage Company)
Notes To The Financial Statements (Unaudited)
June 30, 2008

4.  COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the period from July 1, 2007 (inception) to March 31, 2008, the Company issued 7,350,000 shares of common stock for total cash proceeds of $25,000. No share was issued for the three months ended May 31, 208. At June 30, 2008 there were no outstanding stock options or warrants.

5.  INCOME TAXES

As of June 30, 2008, the Company had net operating loss carry forwards of approximately $11,060 that may be available to reduce future years' taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

6.  SUBSEQUENT EVENTS

a)
In July, 2008, the Company amended its Articles of Incorporation to reduce the total number of common stock authorized that may be issued by the Company to 75,000,000 shares of common stock with a par value of $0.001 per share.

b)
In August 2008, the Company entered into a property option agreement amendment, to the mineral property option agreement dated January 28, 2008 between the Company and Carman Wilcox, whereby (i) the $15,000 payment previously required to be made on September 30, 2008 is now extended to March 31, 2009; (ii) the $50,000 in expenditures previously required to be made by September 30, 2008, is now extended to June 30, 2009.

Management’s Discussion and Analysis

Plan of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the geologist recommended exploration work on the Carman Wilcox property consisting of sampling program from the streambeds located on the Carman Wilcox property for any heavy mineral concentrations to test for both gold and kimberlitic indicator metals. We estimate that the cost of this entire program will be approximately $5,000.

We intend to retain a professional geologist to undertake the proposed exploration on the Carman Wilcox property. We do not have any verbal or written agreement regarding the retention of any particular geologist.

We intend to commence the initial phase of exploration in the summer of 2008 and anticipate that it will be completed by the late fall of 2008, including the interpretation of all data collected.

As well, we anticipate spending an additional $25,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $30,000.

While we have enough funds on hand to commence initial exploration on the Carman Wilcox property, we will require additional funding to cover our administrative expenses and to complete all recommended exploration. As well, we will need additional financing in order to complete any additional exploration that is recommended once this initial exploration is completed.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing

Results Of Operations From Inception to June 30, 2008

We did not earn any revenues from our incorporation on July 1, 2007 to June 30, 2008. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $12,110 for the period from our inception on July 1, 2007 to June 30, 2008. These operating expenses were comprised of mineral property fees of $7,500, professional fees of $4,550, and bank charges and interest of $60.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form S-1 is declared effective.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Tao Chen	36

Executive Officers:

Name of Officer	Age	Office
Tao Chen	36	President, Chief Executive Officer, Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Chen has acted as our sole director and officer since July 21, 2007. For the past 5 years, Mr. Chen has worked as a General Manager for Guang Zhou Peace Gift Co., Ltd in the gifts export business. Mr. Chen intends to devote approximately 20% of his business time to our affairs. Mr. Chen does not have any technical experience in the mineral exploration property business sector.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our sole officer and director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on July 1, 2007 to March 31, 2008 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Tao Chen President, CEO, Secretary,	2008	None	None	None	None	None	None	None	None
Treasurer and a director	2007	None	None	None	None	None	None	None	None
Yong Qiao Zhang President, CEO, Secretary,	2007	None	None	None	None	None	None	None	None
Treasurer and a director

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Tao Chen. We do not pay him any amount for acting as a director.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at  September 4 , 2008. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of	Name and address	beneficial	Percent
Class	of beneficial owner	ownership	of class

Common	Tao Chen	4,500,000	61.22%
Stock	President, Chief	Shares
	Executive Officer,
	Secretary, Treasurer
	and Director
	634 13th Street
	Manhattan Beach, CA
	90266

Common	All Officers and Directors	4,500,000	61.22%
Stock	as a group that consists of	shares
	one person

The percent of class is based on 7,350,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or is in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;

* Any person proposed as a nominee for election as a director;

* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

* Our sole promoter, Tao Chen

* Any relative or spouse of any of the foregoing persons who has the same house as such person;

* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.05
Transfer Agent Fees	$3,000.00
Accounting fees and expenses	$8,000.00
Legal fees and expenses	$3,000.00
Edgar filing fees	$1,500.00

Total	$15,502.66

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales Of Unregistered Securities

We issued 4,500,000 shares of our common stock to Tao Chen on October 31, 2007. Mr. Chen is our president, chief executive officer, treasurer, secretary and a director. He acquired these 4,500,000 shares at a price of $0.001 per share for total proceeds to us of $4,500.00.  These shares were issued pursuant to Regulation S of the Securities Act.  Appropriate legends were affixed to the stock certificates representing these shares.

In connection with this issuance, Mr. Chen was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

We completed an offering of 800,000 shares of our common stock at a price of $0.005 per share to the following four purchasers on December 17, 2007:

Name of Subscriber	Number of Shares
Xin Min Chen	400,000
Fei Qin Ruan	400,000
Xian Qiong Fei	400,000
Ju Shen	400,000

The total amount received from this offering was $4,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,250,000 shares of our common stock at a price of $0.01 per share to the following 25 purchasers on January 8, 2008:

Name of Subscriber	Number of Shares
Jia Liu	50,000
Xia Gao	50,000
San Hong Chen	50,000
Ling Chen	50,000
Xiao Li Tang	50,000
Chun Lin Li	50,000
Fang Lan Dong	50,000
Dong Xiang Mi	50,000
Fang Xiang	50,000
Feng Qun Chen	50,000
Chun Hua Yang	50,000
Xiao Mei Yang	50,000
Li Wang	50,000
Guang Tao Huang	50,000
De Qiong Zhang	50,000

Name of Subscriber	Number of Shares
Jian Qin Xiao	50,000
Yi Ling Chen	50,000
Ai Lin Long	50,000
Yang Liu	50,000
Yan Yang	50,000
De Hui Zeng	50,000
Pei Ying Ou	50,000
Xiao Hong Huang	50,000
Xiao Hua Lin	50,000
Jun Zhang	50,000

The total amount received from this offering was $12,500. We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit
Number	Description
3.1*	Articles of Incorporation
3.2*	By-Laws
5.1*	Legal opinion and Consent of Marquis & Aurbach, Attorneys At Law
10.1*	Property Option Agreement Dated January 28, 2008
10.2**	Property Option Agreement Amendment Dated August 20, 2008
23.1	Consent of Moore and Associates, Chartered Accountants
23.2*	Consent of Geological Consultant
99.1*	Carman Wilcox property Location Map

* filed as an exhibit to our registration statement on Form S-1 dated August 5, 2008.

** filed as an exhibit to our registration statement on Form S-1/A dated September 2, 2008.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.
Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gaungzhou, Province of Guangdong, China, on September 4, 2008.

Legend Mining Inc.

By:/s/ Tao Chen
Tao Chen
President, Chief Executive Officer,
Secretary, Treasurer, principal
accounting officer, principal
financial officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Tao Chen	President, Chief Executive	September 4, 2008
Officer, Secretary, Treasurer,
Tao Chen	principal accounting officer,
principal financial officer
and Director